Exhibit 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Shell Company Report on Form 20-F of Metals Acquisition Limited of our report dated March 24, 2023 relating to the financial statements of Metals Acquisition Corporation, which appears in the Registration Statement on Form F-4 (File No. 333-269007) of Metals Acquisition Limited. We also consent to the reference to us under the heading “Statement by Experts” in this Shell Company Report on Form 20-F.

/s/ Ernst & Young LLP

Chartered Professional Accountants, Licensed Public Accountants Vancouver, Canada

June 22, 2023